UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2 TO
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2006

CAMELOT ENTERTAINMENT GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-30785	52-2195605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

2020 Main Street Suite 990 Irvine CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(949) 777 1090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 27, 2006, we entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the "Investors"). Under the terms of the Securities Purchase Agreement, the Investors purchased an aggregate of (i) $1,000,000 in callable convertible secured notes (the "Notes") and (ii) warrants to purchase 10,000,0000 shares of our common stock (the "Warrants"). The capital provided by the Notes will be delivered to the Company as follows; $600,000 upon closing and $400,000 upon effectiveness of the planned Registration Document.

The Notes carry an interest rate of 8% and a maturity date of December 27, 2009. The notes are convertible into our common shares at the Variable Conversion Price (as defined hereafter). The Variable Conversion Price shall be equal to the Applicable Percentage multiplied by the average of the lowest three (3) trading prices for our shares of common stock during the twenty (20) trading day period prior to conversion. The Applicable Percentage is between 50% and 60% depending upon the status of the registration statement to be filed by the Company.

At our option, we may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the Notes and the Common Stock is trading below the Initial Market Price as adjusted. In addition, in the event that the average daily price of the common stock, as reported by the reporting service, for each day of the month ending on a determination date is below the Initial Market Price as adjusted, we may prepay a portion of the outstanding principal amount of the Notes equal to 104% of the principal amount hereof divided by thirty-six (36) plus one month’s interest. Exercise of this option will stay all conversions for the following month. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, the Company has granted the investors a security interest in substantially all of its assets and intellectual property, excluding Camelot Studio Group and Camelot Film Group, as well as demand registration rights.

We simultaneously issued to the Investors seven year warrants to purchase 10,000,000 shares of our common stock at an exercise price of $.15.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company's common stock.

We are committed to registering the shares of common stock underlying the Notes. We have agreed to file the registration statement within thirty (30) days from the closing date of our agreement with the Investors otherwise we may be subject to penalty provisions. There are penalty provisions if the Company does not use its best efforts and respond to comments from the SEC regarding its Registration Statement in a timely manner, or after the Registration Statement has been declared effective by the SEC, sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement due to the fault of the Company.

In addition, in accordance with the terms and conditions of the Company’s Structuring Agreement with Lionheart Associates, LLC, Lionheart shall receive $200,000 in warrants on the same terms as the Investor’s warrants and shall include registration rights.

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ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The sale of Notes described in Item 1.01 was completed on December 27, 2006. The Company received $600,000 in gross proceeds from the Notes on December 29, 2006. At the closing, the company became obligated to the Investors for $600,000 in face amount of the Notes. The balance of the Notes, $400,000, will be delivered to the Company upon the effectiveness of the planned Registration Statement. The Notes are a debt obligation arising other than in the ordinary course of business which constitute a direct financial obligation of us.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

The Notes and Warrants referenced in Item 1.01 were offered and sold to the Investors in a private placement transaction in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated thereto. Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D under the Securities Act of 1933.

ITEM 9.01	FINANCIAL STATEMENT AND EXHIBITS

(a) Financial Statements of Business Acquired.

None

(b) Pro Forma Financial Information.

None

(c) Exhibits.

Number	Description

4.1	Securities Purchase Agreement dated December 27, 2006 by and among the Company and the Investors **
4.2	Form of Callable Convertible Secured Note by and among the Company and the Investors **
4.3	Form of Stock Purchase Warrant by and among the Company and the Investors *
4.4	Registration Rights Agreement by and among the Company and the Investors *
4.5	Security Agreement by and among the Company and the Investors *
4.6	Intellectual Property Security Agreement by and among the Company and the Investors *
4.7	Structuring Agreement with Lionheart *
4.8	Stock Purchase Warrant by and among the Company and Lionheart

* Incorporated by reference to Form 8-K filed January 4, 2007.
** Incorporated by reference to Form 8-K/A filed February 1, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMELOT ENTERTAINMENT GROUP, INC.

Dated: February 2, 2007	By:	/s/ Robert P. Atwell
Robert P. Atwell
President, Chief Executive Officer

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